UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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Novan, Inc.
(Name of Registrant as Specified In Its Charter)

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April 9, 2021
Dear Fellow Novan Stockholder:
YOUR PARTICIPATION IS IMPORTANT – PLEASE VOTE TODAY!
You recently received proxy materials in connection with Novan’s May 4, 2021 Annual Meeting of Stockholders. According to our latest records, your proxy vote has not yet been received.
By May 3, 2021, at 11:59 p.m. ET, use one of the options below to record your vote:
•VOTE VIA THE INTERNET: Log on to www.proxyvote.com and enter your control number – found on the enclosed proxy voting form.
•VOTE BY PHONE: Call 1-800-454-8683 and follow the instructions on your proxy card to cast your vote.
•VOTE BY MAIL: Complete, sign, date and mail the enclosed proxy voting form in the postage-prepaid return envelope provided.
Novan appreciates your investment and asks for your vote on the following items:

Item 1	Election of Two Class II Directors	Vote FOR
Item 2	Amendment to the Restated Certificate of Incorporation to increase the total number of authorized shares of our common stock from 200,000,000 to 250,000,000 shares	Vote FOR
Item 3	Amendment to the Novan, Inc. 2016 Incentive Award Plan to increase the number of shares of our common stock authorized for issuance thereunder by 15,000,000 shares	Vote FOR
Item 4	Ratification of the selection of BDO USA, LLP as independent auditors for the fiscal year ending December 31, 2021	Vote FOR

You should refer to the proxy materials previously made available to you for additional information on these matters.
If you have any questions or require further assistance in voting your shares, please contact our proxy solicitor Alliance Advisors toll free at: 1-855-200-8402.
If you have recently mailed your vote instruction form or cast your vote by phone or internet, please accept our thanks and disregard this request.
Sincerely,
Paula Brown Stafford
Chairman, President and Chief Executive Officer